Exhibit 99.2

ROBBINS GELLER RUDMAN
    & DOWD LLP
SHAWN A. WILLIAMS (213113)
Post Montgomery Center
One Montgomery Street, Suite 1800
San Francisco, CA 94104
Telephone: 415/288-4545
415/288-4534 (fax)
shawnw@rgrdlaw.com
– and –
BENNY C. GOODMAN III (211302)
ERIK W. LUEDEKE (249211)
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Telephone: 619/231-1058
619/231-7423 (fax)
bennyg@rgrdlaw.com
eluedeke@rgrdlaw.com
Counsel for Plaintiffs Patricia H. McKenna,
Avrohom Gallis and James Clem

ABRAHAM, FRUCHTER
& TWERSKY, LLP
JEFFREY S. ABRAHAM
MITCHELL M.Z. TWERSKY
One Penn Plaza, Suite 2805
New York, NY 10119
Telephone: 212/279-5050
212/279-3655 (fax)
– and –
IAN D. BERG
TAKEO A. KELLAR
12526 High Bluff Drive, Suite 300
San Diego, CA 92130
Telephone: 858/792-3448
858/792-3449 (fax)

Counsel for Plaintiff City of Orlando Police Pension Fund

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
OAKLAND DIVISION

In re GOOGLE INC. SHAREHOLDER DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) )	Master File No. CV-11-04248-PJH
CITY OF ORLANDO POLICE PENSION FUND by Its Trustees, derivatively on behalf of GOOGLE INC., Plaintiffs, vs. LAWRENCE E. PAGE, et al., Defendants. and GOOGLE INC., a Delaware corporation, Nominal Defendant.	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Case No. CV-13-02038-PJH NOTICE OF PROPOSED DERIVATIVE SETTLEMENT EXHIBIT A-1

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TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF GOOGLE INC. (“GOOGLE” OR THE “COMPANY”) AS OF AUGUST 7, 2014 (THE “RECORD DATE”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED DERIVATIVE ACTIONS (THE “ACTIONS”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD GOOGLE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this stockholder derivative litigation. This Notice is provided by Order of the United States District Court for the Northern District of California (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. Capitalized terms not otherwise defined shall have the definitions set forth in a written Stipulation of Settlement, dated August 7, 2014 (“Stipulation”). A link to the Form 8-K filed with the SEC containing the text of the Stipulation may be found on Google’s website at the Investor Relations page at http://investor.google.com.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the actions styled In re Google Inc. Shareholder Derivative Litigation, No. CV-11-04248-PJH (N.D. Cal.), and City of Orlando Police Pension Fund v. Page, et al., No. CV-13-02038-PJH (N.D. Cal.) (together, the “Actions”). Plaintiffs Patricia H. McKenna, Avrohom Gallis, James Clem and City of Orlando Police Pension Fund (on behalf of themselves and derivatively on behalf of Google); Settling Defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Ann Mather, Paul S. Otellini, K. Ram Shriram, and Shirley M. Tilghman; and Nominal Defendant Google have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation setting forth those settlement terms.

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On January 21, 2015, at 9:00 a.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate, including the separately negotiated amount for Plaintiffs’ Counsel’s attorneys’ fees and expenses, and should be finally approved; (ii) whether a final judgment should be entered and the Actions dismissed with prejudice pursuant to the Stipulation; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	THE GOOGLE DERIVATIVE LITIGATION

A.	Overview of the Actions and Procedural History
The Actions allege that Google allowed foreign online pharmacies to place advertisements that violated federal laws on Google’s advertising platform. The Actions further assert that Google’s alleged violation of federal law regarding the foreign online pharmacy ads caused the Company to enter into a Non-Prosecution Agreement (NPA) with the U.S. Department of Justice whereby Google allegedly admitted to wrongful conduct related to the placement by foreign online pharmacies of advertisements on Google’s advertising platform. As a result of these alleged advertising practices at Google, Plaintiffs in the Demand Futility Action and the Demand Refused Action allege that the Settling Defendants breached their fiduciary duty of loyalty and/or duty of care owed to Google and its stockholders. The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions.

1.	Commencement and Consolidation of the Demand Futility Action
The first derivative action addressing the foreign pharmacy ads generated on Google’s advertising platform was filed on August 29, 2011, in the United States District Court for the Northern District of California (the “Court”). Thereafter, two additional actions were filed in the Court containing similar allegations. All three actions alleged, among other things, that a pre-suit demand upon the Google Board of Directors (the “Google Board”) was futile and excused as a matter of law. On September 19, 2011, the Court issued an order consolidating these derivative actions.

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2.	The Motion to Dismiss the Consolidated Complaint
On October 24, 2011, plaintiffs Patricia H. McKenna, Avrohom Gallis and James Clem (together, “Demand Futility Plaintiffs”) filed a Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). In the Consolidated Complaint, the Demand Futility Plaintiffs asserted claims on behalf of Google against defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Paul S. Otellini, K. Ram Shriram, Shirley M. Tilghman, Nikesh Arora, and Patrick Pichette (together, the “Individual Defendants”) for breach of fiduciary duty, abuse of control, corporate waste, and unjust enrichment.
On December 14, 2011, the Individual Defendants and Nominal Party Google filed a Motion to Dismiss the Consolidated Complaint. In the Motion to Dismiss, the Individual Defendants and Google argued, among other things, that the Consolidated Complaint failed to adequately plead that a pre-suit demand upon the Google Board was futile. They further argued that the Consolidated Complaint failed to state any actionable claim for relief under the applicable laws.
On February 14, 2012, the Demand Futility Plaintiffs filed an Opposition to the Motion to Dismiss the Consolidated Complaint. In their opposition, the Demand Futility Plaintiffs argued, among other things, that the Consolidated Complaint pleaded, with particularity, facts sufficient to excuse a pre-suit demand upon the Google Board. The Demand Futility Plaintiffs further argued that the facts alleged in the Consolidated Complaint stated actionable claims for relief against the Individual Defendants.
On May 8, 2012, after hearing oral argument, the Court issued an order granting the Motion to Dismiss the Consolidated Complaint. The Court also granted the Demand Futility Plaintiffs leave to file an amended complaint.

3.	The Motion to Dismiss the Amended Consolidated Complaint
On June 8, 2012, the Demand Futility Plaintiffs filed an Amended Consolidated Shareholder Derivative Complaint (the “Amended Consolidated Complaint”). The Amended Consolidated Complaint included, among other things, additional facts alleging why a pre-suit demand upon the Google Board was futile and, therefore, excused. The Amended Consolidated Complaint did not

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name Nikesh Arora or Patrick Pichette as defendants, but asserted claims on behalf of Google against defendants Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Paul S. Otellini, K. Ram Shriram, and Shirley M. Tilghman (together, the “Demand Futility Defendants”) for breach of fiduciary duty and other claims.
On July 6, 2012, the Demand Futility Defendants and Google filed a Motion to Dismiss the Amended Consolidated Complaint. In their dismissal motion, the Demand Futility Defendants and Google argued that, despite the additional facts, the Amended Consolidated Complaint failed to adequately allege that a pre-suit demand upon the Google Board was excused. The Demand Futility Defendants and Google further argued that, even if a pre-suit demand was futile, the Amended Consolidated Complaint still must be dismissed for failure to state any actionable claim for relief.
On August 10, 2012, the Demand Futility Plaintiffs filed an Opposition to the Motion to Dismiss the Amended Consolidated Complaint. In their opposition, the Demand Futility Plaintiffs argued, among other things, that the Motion to Dismiss the Amended Consolidated Complaint should be denied because the Amended Consolidated Complaint set forth facts sufficient to excuse a pre-suit demand upon the Google Board. The Demand Futility Plaintiffs also articulated why the Amended Consolidated Complaint stated actionable claims for breach of fiduciary duty and other relief.
On July 3, 2013, the Court heard oral argument on the Motion to Dismiss the Amended Consolidated Complaint. On September 26, 2013, the Court issued an order granting the Motion to Dismiss the Amended Consolidated Complaint with leave to amend.

4.	The Motion to Dismiss the Second Amended Complaint
On November 1, 2013, the Demand Futility Plaintiffs filed a Second Amended Consolidated Shareholder Derivative Complaint (“Second Amended Complaint”). The Second Amended Complaint included additional facts concerning the reasons why a pre-suit demand upon the Google Board was futile. The Second Amended Complaint also asserted claims for relief against the Demand Futility Defendants for, among other things, breach of fiduciary duty.

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On December 6, 2013, the Demand Futility Defendants and Google filed a Motion to Dismiss the Second Amended Complaint. In their Motion to Dismiss the Second Amended Complaint, the Demand Futility Defendants and Google once again argued that the Demand Futility Action must be dismissed because the Demand Futility Plaintiffs had not made a pre-suit demand upon the Google Board. The Demand Futility Defendants and Google further argued that the Second Amended Complaint was defective because it failed to allege facts that stated any actionable claim for relief.
On January 16, 2014, the Demand Futility Plaintiffs filed an Opposition to the Motion to Dismiss the Second Amended Complaint. In their opposition, the Demand Futility Plaintiffs argued that the particularized facts contained in the Second Amended Complaint excused a pre-suit demand upon the Google Board, and stated actionable claims for relief for breach of fiduciary duty, unjust enrichment, and corporate waste.
On March 5, 2014, the Court heard oral argument on the Motion to Dismiss the Second Amended Complaint. At the conclusion of the hearing, the Court took the Motion to Dismiss the Second Amended Complaint under submission.
Following the March 5, 2014 hearing, the parties agreed to stay the proceedings to permit the parties to participate in private mediation. The parties submitted stipulations staying the proceedings on March 11, 2014, April 25, 2014, July 21, 2014, and July 30, 2014. Pursuant to the Court’s Orders of March 12, 2014, April 29, 2014, July 23, 2014, and July 31, 2014, the proceedings are currently stayed until August 8, 2014.

5.	The City of Orlando Police Pension Fund Makes a Demand on Google’s Board
On January 13, 2012, the City of Orlando Police Pension Fund (“Demand Refused Plaintiff” or “Orlando Pension Fund”) by its attorneys Abraham, Fruchter & Twersky, LLP (“AF&T” or “Demand Refused Counsel”), served a written demand for action (“Demand”) upon the Google Board. In the Demand, the Demand Refused Plaintiff demanded, among other things, that the Google Board investigate and bring legal action against defendants Larry Page, Sergey Brin, Eric

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E. Schmidt and the other executives, accountable for permitting foreign online pharmacies to place advertisements that violated federal laws on Google’s advertising platform, which allegedly resulted in, inter alia, the Company entering into the NPA.

6.	Formation of the Independent Special Committee and Rejection of the Demand
On April 11, 2012, in response to the Demand, the Google Board established an independent Special Committee to conduct an investigation and consider the facts and circumstances of the allegations contained in the Demand. The Google Board determined that Directors Diane B. Greene and Ann Mather were capable of competently and impartially considering the Demand and designated them as the members of the Special Committee.
Between approximately May 2012 and December 2012, the Special Committee and its retained counsel conducted an investigation into the matters set forth in the Demand. On January 28, 2013, after considering the findings and conclusions of the investigation, counsel for the Special Committee notified Orlando Pension Fund of the Google Board’s decision to refuse the Demand, and not to pursue any of the claims alleged in the Demand.

7.	The Motion to Dismiss the Demand Refused Complaint
On May 2, 2013, the Orlando Pension Fund commenced an action in the United States District Court for the Northern District of California with the filing of a shareholder derivative complaint alleging, among other things, that Google’s Board has improperly and unreasonably refused the Demand (the “Demand Refused Complaint”). In the Demand Refused Complaint, the Orlando Pension Fund asserted claims on behalf of Google against Larry Page, Sergey Brin, Eric E. Schmidt, L. John Doerr, John L. Hennessy, Ann Mather, Paul S. Otellini, K. Ram Shriram and Shirley M. Tilghman (together, the “Demand Refused Defendants”) for breach of fiduciary duty in connection with Google’s acceptance of advertisements by foreign online pharmacies that did not comply with certain federal laws.
On May 22, 2013, Google and the Demand Refused Defendants filed a Motion to Dismiss the Demand Refused Complaint. On June 21, 2013, the Demand Refused Plaintiff filed an

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Opposition to the Motion to Dismiss the Demand Refused Complaint. A hearing on the motion was conducted on July 24, 2013.
On September 26, 2013, the Court issued an Order denying the Demand Refused Defendants’ Motion to Dismiss the Demand Refused Complaint.

8.	The Motion for Summary Judgment
On November 1, 2013, Google and the Demand Refused Defendants filed a Motion for Summary Judgment.
On December 18, 2013, the Demand Refused Plaintiff filed an Opposition to the Motion for Summary Judgment and, in the alternative, sought a continuance of the Court’s ruling on the Motion for Summary Judgment until the Demand Refused Plaintiff had the opportunity to take sufficient discovery needed for opposing the summary judgment motion by filing of an affidavit pursuant to Federal Rule of Civil Procedure 56(d).
The Court heard oral argument on the Motion for Summary Judgment and on the Demand Refused Plaintiff’s request for a continuance under Federal Rule of Civil Procedure 56(d) on January 29, 2014. Following the hearing, the parties agreed to stay the proceedings to permit the parties to participate in private mediation. The parties submitted stipulations staying the proceedings on March 11, 2014, April 25, 2014, July 21, 2014, and July 30, 2014. Pursuant to the Court’s Orders of March 12, 2014, April 29, 2014, July 23, 2014, and July 31, 2014, the proceedings are currently stayed until August 8, 2014.

B.	Settlement Negotiations
After the Motion to Dismiss the Second Amended Complaint and the Motion for Summary Judgment in the Demand Refused Action were taken under submission by the Court, beginning in March 2014, representatives of the Settling Parties commenced negotiations regarding possible resolution of the Actions. Ultimately, the Settling Parties engaged in a formal mediation process before the Honorable Layn R. Phillips, United States District Court Judge (Ret.), which culminated in an all-day, in-person mediation session on May 21, 2014 in New York, New York. As a result

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of these arm’s-length settlement negotiations, the Settling Parties reached an agreement-in-principle for the resolution of the Actions.

C.	Approval of the Settlement by the Committee of Independent Directors
On August 4, 2014, a Committee of independent Google directors, in exercising their business judgment, unanimously approved the Settlement and each of its terms, as set forth in the Stipulation, as in the best interest of Google and its stockholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at a link on Google’s website at the Investor Relations page at http://investor.google.com.
In connection with the Settlement of the Actions, the Google Board, following review and recommendation by its Committee of independent Google directors, shall adopt and maintain the corporate governance measures and funding requirements specified herein within one-hundred and twenty days (120) after judicial approval of the proposed Settlement by the Court. The corporate governance reforms and funding commitments shall remain in effect for not fewer than five (5) years from that date and shall not be altered without a Court order. Google acknowledges that the commencement, prosecution, and settlement of the Actions were a material and substantial factor in the decision by Google to adopt, implement, and maintain the corporate governance reforms and funding commitments set forth below:
(1)    User Safety Initiative
(a)As a material part of the Settlement, Google shall create the User Safety Initiative. This program will focus on frustrating and disrupting the operations of rogue pharmacies online.

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(b)The mission statement and charter for the User Safety Initiative shall be as follows:
The User Safety Initiative (“USI”) aims to disrupt the operations of rogue pharmacies online. By proactively leveraging Google’s expertise in policy enforcement, and working closely with industry, non-profits, NGOs, regulators, and law enforcement, USI’s objective is to increasingly and more holistically make it difficult for rogue online pharmacies who abuse Google’s systems to operate.
Initial Steps:
To promote USI’s mission, Google will focus on the following areas over the next year:

•
Building relationships with entities globally who can take meaningful steps to frustrate business operations of rogue online pharmacy networks and expand the reach of drug abuse prevention messaging organizations.

•
Continuing to make proactive referrals to trusted partners and law enforcement entities best positioned to take meaningful action aimed at frustrating the operations of largest rogue online pharmacy networks.

•
Improving visibility of relevant and reliable educational content regarding prescription drug abuse prevention and intervention, and assist trusted organizations operating in these areas (e.g., Drugfree.org) with marketing efforts.

•	Educating partners on best practices for collaborating with industry and law enforcement so as to more holistically frustrate the business operations of rogue online pharmacy networks.

•	Regularly testing policy enforcement systems to identify and remedy potential ways rogue online pharmacies might seek to evade those systems.

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Reporting:
Per the “Corporate Governance Provisions” Agreement, the USI’s progress in these areas will be reported on to the Audit Committee in July 2015.
USI Team:
Individuals from the Legal Department, the Product Quality Operations Team, and the Risk Team.
Preliminary Action Items:

•	Fund and help disseminate drug abuse prevention messaging campaigns online.

•	Develop better working relationship with payment processors in order to collectively take action against the most egregious rogue pharmacy networks.

•	Work closely with law enforcement and/or regulatory agencies on legal action against most egregious rogue pharmacy networks.

•	Work with legitimate pharmacies on optimization practices to counter against the marketing efforts of rogue pharmacy networks online.

•	Hire expert in enforcement actions against unlicensed pharmacies as consultant.
(c)At least once annually after adoption of the User Safety Initiative, Google’s General Counsel shall report to the Audit Committee of the Google Board on the USI’s activities, successes, and challenges, and further recommend to the Google Board (or an appropriate Committee of the Google Board) any changes in the USI. To the extent such changes are substantial, Google shall seek Court approval after meeting and conferring with Plaintiffs’ Counsel.
(d)Should the Google Board (or an appropriate Committee of the Google Board) modify the User Safety Initiative, it will ensure that the amount of funding dedicated to the User Safety Initiative will continue to be dedicated to frustrating the operations of actors engaging in illegal and dangerous activities online – including, but not limited to, actors who place ads in

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violation of U.S. law and/or Google’s content policies and prohibitions regarding dangerous and illegal activity.
(2)    On-Line Advertising and Compliance
(a)    The Audit Committee shall cause Google to continue to implement and maintain, and enforce, to the extent feasible, written policies and procedures designed to ensure compliance with federal and state laws and regulations. These policies and procedures shall include, but need not be limited to, those set forth below.
(b)    Google shall retain LegitScript to complement Google’s sweeps and searches of advertisements running through AdWords as required under Google’s “Unapproved Pharmaceuticals and Supplements” policy. Google may replace LegitScript with another provider or mechanism of at least equal quality with the prior approval of the Audit Committee.
(c)    Google shall use the Verified Internet Pharmacy Practices Sites (“VIPPS”) program to screen out internet pharmacy ads that do not comply with federal and/or state law or with Google’s relevant advertising policies. Google may replace VIPPS with another provider or mechanism of at least equal quality with the prior approval of the Audit Committee.
(d)    Google shall use, and as appropriate improve upon, automated systems, including those that review the web pages that consumers visit when clicking on a link in an advertisement, and shall timely disable those ads that violate Google’s advertising policies.
(e)    Google shall disable URLs (including URLs not active on AdWords) from being linked to ads in AdWords or similar Google advertising programs when notified that they are subject to action by governmental agencies, including without limitation, the FDA and Drug Enforcement Agency and/or violate Google’s advertising policies.
(f)    Google shall refer to appropriate regulators or law enforcement agencies those persons or entities that engage in significant and systematic attempts to evade Google’s advertising policies or electronic screening mechanisms against rogue online pharmacies.

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(g)    Google shall maintain its position as a board member of the Center for Safe Internet Pharmacies (“CSIP”), so long as CSIP’s primary focus continues to be effective ways in which industry can combat abuses of their systems with respect to online pharmacies.
(h)    The Audit Committee shall (i) require management to conduct internal audits on Google’s on-line advertising compliance with regulatory and/or legal requirements; or (ii) commission external review by counsel or other professionals of Google’s policies for on-line advertising-related compliance with relevant regulations and/or laws at least once every 24 months. Either shall be provided to the Audit Committee in writing.
(i)    Google’s General Counsel or senior compliance official shall report to the Audit Committee semi-annually on the Company’s compliance with, and enforcement of, its advertising policies and initiatives.
(ii)    Google’s General Counsel or senior compliance official shall report to the Audit Committee semi-annually discussing any material updates to the advertising compliance program that were or will be adopted to prevent evasion of Google’s advertising policy by online pharmacy advertisers.
(3)    Criminal Activity Reporting
Google’s General Counsel shall be responsible for reviewing every situation in which a Google employee is convicted of a felony under U.S. federal or state criminal statutes in connection with his employment by Google and for reporting to the Google Board (or an appropriate committee of the Google Board) with respect to that violation. Presumptively, any employee convicted of a felony under a U.S. federal or state criminal statute in connection with his employment by Google shall be terminated for cause and receive no severance payments in connection with the termination. If the General Counsel determines that such termination is not warranted, he shall so recommend to the Google Board (or an appropriate committee of the Google Board), which will act upon his recommendation in its discretion.

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(4)    Funding Commitment
In order to provide appropriate funding for Google’s On-Line Advertising Product, Quality Operations and Ethics Compliance, Google hereby commits to budget and spend at least $50 million per year on its Product Quality Operations, Policy Enforcement, and User Safety Initiative collectively, during each of the five years in which this Agreement shall be in effect, for a total of at least $250 million. This funding will be deployed through the direction of existing resources, as well as through the allocation or acquisition of additional resources or assets, towards fulfilling the objectives and obligations set forth herein and will be specifically targeted at frustrating the efforts of parties engaging in illegal and dangerous activities online that pose a threat to users of Google services, including ads that violate U.S. law or Google’s content policies and prohibitions regarding dangerous and illegal activities.
(5)    Application of Google’s Policies to Acquired Companies
Within twelve months following the acquisition of digital advertising companies, Google will review their advertising-related compliance and regulatory policies to ensure consistency with Google’s existing policies and the corporate governance measures set out in the Stipulation.

IV.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES
After negotiating the principal terms of the Settlement, Plaintiffs’ Counsel and Google, by and through its counsel, with the assistance of the mediator, the Honorable Layn R. Phillips (Ret.), negotiated the attorneys’ fees and expenses that Google would pay to Plaintiffs’ Counsel, subject to Court approval. As a result of these negotiations, and in light of the substantial benefit conferred, Google agreed to pay $9,900,000 to Plaintiffs’ Counsel for their fees and expenses (“Fee and Expense Award”). The Fee and Expense Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Actions. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Google stockholders. The Fee and Expense Award will compensate Plaintiffs’ Counsel for the results achieved in the litigation.

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V.	REASONS FOR THE SETTLEMENT
The Settling Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, Google and its stockholders.

A.	Why Did the Settling Defendants Agree to Settle?
The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions, and contend that many of the factual allegations in the Actions are untrue and materially inaccurate. The Settling Defendants have denied and continue to deny that they breached their fiduciary duties or any other duty owed to Google or its stockholders, or that Plaintiffs, Google or its stockholders have suffered any damages or were harmed by the conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Google and its stockholders. Pursuant to the terms set forth therein, the Stipulation shall in no event be construed as or deemed to be evidence of an admission or concession by any of the Settling Defendants with respect to any claim of fault, liability, wrongdoing or damage whatsoever.
Nonetheless, the Settling Defendants and Google also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, the Settling Defendants and Google have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes relating thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

B.	Why Did Plaintiffs Agree to Settle?
Plaintiffs and their counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of

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continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and appeal. Plaintiffs and their counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Actions. Based on Plaintiffs’ and their counsel’s understanding of the facts, Plaintiffs and their counsel believe the Settlement provides an outstanding recovery based on the alleged conduct of the Settling Defendants. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in the Stipulation is in the best interests of Google and its stockholders.

VI.	SETTLEMENT HEARING
On January 21, 2015, at 9:00 a.m., the Court will hold the Settlement Hearing at 1301 Clay Street, Courtroom 3, Oakland, California 94612. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the separately negotiated Fee and Expense Award should be approved and whether the Actions should be dismissed with prejudice pursuant to the Stipulation.
Pending determination of whether the Settlement should be approved, no Google stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court, administrative agency or other tribunal asserting any of the Released Claims.
VII.    RIGHT TO ATTEND SETTLEMENT HEARING
Any current Google stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. Current Google stockholders who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

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VIII.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO
Any current Google stockholder may appear and show cause, if he, she or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, or why separately negotiated attorneys’ fees and expenses should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.    Your name, legal address, and telephone number;
2.    The case name and number (In re Google Inc., Shareholder Derivative Litigation, Master File No. CV-11-04248-PJH; City of Orlando Police Pension Fund v. Page, et al., Case No. CV-13-02038-PJH);
3.    Proof of being a Google stockholder as of the Record Date;
4.    The date(s) you acquired your Google shares;
5.    A statement of each objection being made;
6.    Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and
7.    Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court
All written objections and supporting papers must be submitted to the Court either by mailing them to:

945788_4 NOTICE OF PROPOSED DERIVATIVE SETTLEMENT – CV-11-04248-PJH AND CV-13-02038-PJH

Clerk of the Court
United States District Court
Northern District of California
1301 Clay Street
Oakland, CA 94612
OR by filing them in person at any location of the United States District Court for the Northern District of California.
YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED OR ON FILE WITH THE CLERK OF THE COURT NO LATER THAN JANUARY 7, 2015.
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court.
Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement as incorporated in the Stipulation or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, and, unless otherwise ordered by the Court, shall be bound by the Judgment to be entered and the releases to be given.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation.
You may inspect the Stipulation and other papers in the Actions at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Northern District of California, 1301 Clay Street, Oakland, CA 94612. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at http://investor.google.com.

945788_4 NOTICE OF PROPOSED DERIVATIVE SETTLEMENT – CV-11-04248-PJH AND CV-13-02038-PJH

If you have any questions about matters in this Notice you may contact by telephone at 1‑800‑449‑4900 or in writing Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED November 6, 2014	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

945788_4 NOTICE OF PROPOSED DERIVATIVE SETTLEMENT – CV-11-04248-PJH AND CV-13-02038-PJH